Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces First Quarter 2018 Operating Results
Continued Favorable Operating Results With Measured Capital Allocation and Balance Sheet Stability

Phoenix, AZ, May 4, 2018 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending March 31, 2018.

Prior to the fourth quarter of 2017, the Company operated through two business segments, the real estate investment segment and the investment management segment, Cole Capital. On February 1, 2018, the Company completed the sale of Cole Capital. Substantially all of the Cole Capital segment is presented as discontinued operations and the Company's remaining financial results are reported as a single segment for all periods presented. The Company's continuing operations represent primarily those of the real estate investment segment. The first quarter 2018 highlights are on a consolidated basis unless specified otherwise.

First Quarter 2018 Highlights

•	Net income of $32.5 million and net income per diluted share of $0.01, including net income of $29.0 million and net income per diluted share of $0.01 from continuing operations

•	Achieved $0.185 AFFO per diluted share, including $0.182 from continuing operations

•	Completed $139.2 million of acquisitions and $136.2 million of dispositions

•	Repurchased 6.4 million shares of common stock at an average price of $6.94 per share

•	Decreased Debt from $6.07 billion to $6.01 billion; Net Debt decreased from $6.05 billion to $5.99 billion, or 38.6% Net Debt to Gross Real Estate Investments

•	Net Debt to Normalized EBITDA ended at 5.7x

•	Closed the sale of Cole Capital on February 1, 2018, simplifying the business model

The summary below of financial results reflects continuing operations only.

First Quarter 2018 Financial Results

Revenue
Revenue for the quarter ended March 31, 2018 decreased $5.8 million to $315.1 million as compared to revenue of $320.9 million for the same quarter in 2017, primarily due to 2017 dispositions, net of acquisitions, and the timing of those dispositions and acquisitions.

Net Income (Loss) and Net Income (Loss) Attributable to Common Stockholders per Diluted Share
Net income for the quarter ended March 31, 2018 increased $17.1 million to $29.0 million as compared to net income of $11.9 million for the same quarter in 2017, and net income per diluted share increased $0.02 to net income per diluted share of $0.01 for the quarter ended March 31, 2018, as compared to a net loss per diluted share of $(0.01) for the same quarter in 2017. The differences were primarily due to lower property operating, interest, income taxes and depreciation and amortization expenses along with higher other income and a larger gain on the disposition of real estate partially offset by lower revenue and higher G&A and net litigation expenses.

Normalized EBITDA
Normalized EBITDA for the quarter ended March 31, 2018 decreased $2.8 million to $262.4 million as compared to Normalized EBITDA of $265.2 million for the same quarter in 2017, primarily due to higher G&A expenses.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended March 31, 2018 decreased $2.5 million to $164.7 million, as compared to $167.2 million for the same quarter in 2017, and FFO per diluted share remained at $0.17 for the quarter ended March 31, 2018, as compared to the same quarter in 2017.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended March 31, 2018 increased $3.7 million to $180.9 million, as compared to $177.2 million for the same quarter in 2017, and AFFO per diluted share remained at $0.18 for the quarter ended March 31, 2018, as compared to the same quarter in 2017.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “In the first quarter, VEREIT continued to have consistent operating results with 98.7% occupancy and targeted acquisitions and dispositions to improve the portfolio while taking advantage of capital market volatility by repurchasing common stock. In addition, our balance sheet remains strong and liquid with 5.7x Net Debt to Normalized EBITDA and an increasing Unencumbered Asset Ratio of 73.0%, while our culling process has created a healthy tenant base and well-diversified portfolio.”
Common Stock Dividend Information
On May 3, 2018, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the second quarter of 2018, representing an annual distribution rate of $0.55 per share. The dividend will be paid on July 16, 2018 to common stockholders of record as of June 29, 2018.

Balance Sheet and Liquidity
During the first quarter, the Company had net repayments on its revolving line of credit of $65.0 million, leaving $2.2 billion of capacity available as of March 31, 2018 on the Company’s $2.3 billion revolving line of credit. In addition, secured debt was reduced by $2.6 million.

Share Repurchase Activity
During the first quarter of 2018, the Company repurchased 6.4 million shares of its common stock at an average price of $6.94 per share. The Company had a share repurchase plan of up to $200.0 million, $45.1 million of which was utilized since its inception. On May 3, 2018, the Company’s Board of Directors authorized the early termination of the share repurchase plan as of that date and adopted a new one-year program authorizing the purchase of up to $200 million of common stock, effective immediately following the termination of the previous plan. This new program has similar terms as the former share repurchase program.

Consolidated Financial Statistics
Financial Statistics as of the quarter ended March 31, 2018 are as follows: Net Debt to Normalized EBITDA of 5.7x, Fixed Charge Coverage Ratio of 3.1x, Unencumbered Asset Ratio of 73.0%, Net Debt to Gross Real Estate Investments of 38.6% and Weighted Average Debt Term of 4.1 years.

Real Estate Portfolio
As of March 31, 2018, the Company’s portfolio consisted of 4,063 properties with total portfolio occupancy of 98.7%, investment grade tenancy of 42.9% and a weighted-average remaining lease term of 9.3 years. During the quarter ended March 31, 2018, same-store rents (3,962 properties) increased 0.2% as compared to the same quarter in 2017. Excluding the effects of an early lease renewal, the increase in same store rents would have been 0.8%.

Property Acquisitions
During the first quarter of 2018, the Company acquired 12 properties for approximately $139.2 million at an average cash cap rate of 6.8%.

Property Dispositions
During the quarter ended March 31, 2018, the Company disposed of 41 properties for an aggregate sales price of $136.2 million at an average cash cap rate of 7.6%, including $9.5 million in net sales of Red Lobster restaurants. Of the $136.2 million of dispositions, $105.4 million was used in the total weighted average cash cap rate calculation of 7.6%.

Sale of Cole Capital
On February 1, 2018, the Company closed the sale of Cole Capital (“Cole”) to an affiliate of CIM Group. In connection with the transaction, VEREIT may receive up to $200 million, comprised of approximately $120.0 million cash paid at closing under the purchase and sale agreement and up to $80.0 million in fees to be paid under a six-year services agreement based on Cole’s future revenues.

Subsequent Events

Property Acquisitions
From April 1, 2018 through April 27, 2018, the Company acquired one property for $5.2 million at a cash cap rate of 7.0%. Acquisitions year-to-date through April 27, 2018, totaled $144.4 million at an average cash cap rate of 6.8%.

Property Dispositions
From April 1, 2018 through April 27, 2018, the Company disposed of 14 properties for an aggregate sales price of $24.8 million at an average cash cap rate of 7.0%. Dispositions year-to-date through April 27, 2018, totaled $161.0 million at an average cash cap rate of 7.5%.

Audio Webcast Details

The live audio webcast, beginning at 1:00 p.m. ET on Friday, May 4, 2018, is available by accessing this link:
http://ir.vereit.com/. Participants should log in 10-15 minutes early.

Following the call, a replay of the webcast will be available at the link above and archived for up to 12 months following the call.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has a total asset book value of $14.5 billion including approximately 4,100 properties and 94.7 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. Additional information about VEREIT can be found on its website at www.VEREIT.com and through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, Director, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Debt Outstanding and Adjusted Debt Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to pages 9 through 12 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
We determined that adjusted funds from operations (“AFFO”), a non-GAAP measure, and our real estate portfolio and economic metrics should exclude the impact of properties owned by the Company for the month beginning with the date that (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation ("Excluded Properties") and ending with the disposition date, to better reflect our ongoing operations. At March 31, 2018, the Excluded Property was one vacant industrial property, comprising 307,275 square feet with Debt Outstanding of $16.2 million. The Company did not update data presented for prior periods as the impact on prior period non-GAAP measures, including AFFO and Normalized EBITDA, and operating metrics was immaterial.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
Nareit defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on depreciable real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. We calculated FFO in accordance with Nareit's definition described above.
In addition to FFO, we use adjusted funds from operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation, merger and other non-routine costs, net of insurance recoveries, held for sale loss on discontinued operations, net revenue or expense earned or incurred that is related to the services agreement we entered into with Cole Capital on February 1, 2018, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net of bad debt expense related to straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Normalized EBITDA
Normalized EBITDA, as disclosed, represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude non-routine items such as acquisition-related expenses, litigation, merger and other non-routine transactions costs, net of insurance recoveries, gains or losses on disposition of real estate, held for sale loss on discontinued operations, net revenue or expense earned or incurred that is related to the services agreement we entered into with Cole Capital on February 1, 2018, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and real estate and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDA and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Debt Outstanding and Adjusted Debt Outstanding
Debt Outstanding and Adjusted Debt Outstanding are non-GAAP measures that represent the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Debt Outstanding omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Debt Outstanding and Adjusted Debt Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Debt Outstanding and Adjusted Debt Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt
Net Debt is a non-GAAP measure used to show the Company's Adjusted Debt Outstanding, less all cash and cash equivalents, including those related to discontinued operations. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii)the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Debt Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the current quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Gross Real Estate Investments
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, including net investments in unconsolidated entities, investment in direct financing leases, investment securities backed by real estate and loans held for investment, net of gross intangible lease liabilities.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events and VEREIT's future financial condition, results of operations and business including the strength and liquidity of its balance sheet and the effects of its culling process. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,”“assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” "may," "will," "should," "could," "continues," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in or implied by the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to execute on and realize success from its business plan; VEREIT’s ability to meet its 2018 guidance; the unpredictability of the business plans and financial condition of VEREIT's tenants; risks associated with tenant, geographic and industry concentrations with respect to VEREIT's properties; the impact of impairment charges in respect of certain of VEREIT's properties or other assets; competition in the acquisition and disposition of properties and in the leasing of its properties; the inability to acquire, dispose of, or lease properties on advantageous terms; VEREIT could be subject to risks associated with bankruptcies or insolvencies of tenants or from tenant defaults generally; risks associated with pending government investigations and litigations related to VEREIT's previously disclosed audit committee investigation; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Real estate investments, at cost:
Land	$2,871,533	$2,865,855
Buildings, fixtures and improvements	10,753,190	10,711,845
Intangible lease assets	2,035,004	2,037,675
Total real estate investments, at cost	15,659,727	15,615,375
Less: accumulated depreciation and amortization	3,059,955	2,908,028
Total real estate investments, net	12,599,772	12,707,347
Investment in unconsolidated entities	33,736	39,520
Investment in direct financing leases, net	17,476	19,539
Investment securities, at fair value	35,741	40,974
Mortgage notes receivable, net	20,072	20,294
Cash and cash equivalents	28,435	34,176
Restricted cash	28,049	27,662
Rent and tenant receivables and other assets, net	335,622	308,253
Goodwill	1,337,773	1,337,773
Due from affiliates, net	—	6,041
Assets related to discontinued operations and real estate assets held for sale, net	15,113	163,999
Total assets	$14,451,789	$14,705,578

LIABILITIES AND EQUITY
Mortgage notes payable, net	$2,078,593	$2,082,692
Corporate bonds, net	2,822,830	2,821,494
Convertible debt, net	987,071	984,258
Credit facility, net	120,000	185,000
Below-market lease liabilities, net	193,703	198,551
Accounts payable and accrued expenses	126,724	136,474
Deferred rent, derivative and other liabilities	68,718	62,985
Distributions payable	177,645	175,301
Due to affiliates	—	66
Liabilities related to discontinued operations	—	15,881
Total liabilities	6,575,284	6,662,702
Commitments and contingencies
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of each of March 31, 2018 and December 31, 2017	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 968,154,486 and 974,208,583 issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	9,681	9,742
Additional paid-in-capital	12,611,006	12,654,258
Accumulated other comprehensive loss	(4,284)	(3,569)
Accumulated deficit	(4,896,349)	(4,776,581)
Total stockholders’ equity	7,720,482	7,884,278
Non-controlling interests	156,023	158,598
Total equity	7,876,505	8,042,876
Total liabilities and equity	$14,451,789	$14,705,578

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Rental income	$290,631	$294,172
Operating expense reimbursements	24,443	26,726
Total revenues	315,074	320,898
Operating expenses:
Acquisition-related	777	617
Litigation, merger and other non-routine costs, net of insurance recoveries	21,740	12,875
Property operating	30,565	34,016
General and administrative	15,240	12,679
Depreciation and amortization	166,152	179,012
Impairments	6,036	6,725
Total operating expenses	240,510	245,924
Operating income	74,564	74,974
Other (expense) income:
Interest expense	(70,425)	(73,743)
Loss on extinguishment and forgiveness of debt, net	—	(70)
Other income, net	7,436	659
Equity in income (loss) and gain on disposition of unconsolidated entities	1,065	(82)
Gain on derivative instruments, net	273	824
Total other expenses, net	(61,651)	(72,412)
Income before taxes and real estate dispositions	12,913	2,562
Gain on disposition of real estate and held for sale assets, net	17,335	12,481
Income from continuing operations before income taxes	30,248	15,043
Provision for income taxes	(1,212)	(3,108)
Income from continuing operations	29,036	11,935
Income from discontinued operations, net of tax	3,501	2,855
Net income	32,537	14,790
Net income attributable to non-controlling interests	(742)	(352)
Net income attributable to the General Partner	$31,795	$14,438

Basic and diluted net income (loss) per share from continuing operations attributable to common stockholders and limited partners	$0.01	$(0.01)
Basic and diluted net income per share from discontinued operations attributable to common stockholders and limited partners	0.00	0.00
Basic and diluted net income (loss) per share attributable to common stockholders and limited partners	$0.01	$(0.00)
Distributions declared per common share	$0.14	$0.14

VEREIT, INC.
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2018	2017
Net income	$32,537	$14,790
Adjustments:
Interest expense	70,425	73,743
Depreciation and amortization of real estate assets	166,152	183,152
(Benefit from) provision for income taxes	(883)	4,254
Proportionate share of adjustments for unconsolidated entities	619	1,246
EBITDA	$268,850	$277,185
Gain on disposition of real estate assets and interests in unconsolidated joint ventures, net	(18,036)	(12,481)
Impairments	6,036	6,725
Loss on disposition of discontinued operations	2,009	—
Acquisition-related expenses	777	617
Litigation and other non-routine costs, net of insurance recoveries	21,086	12,875
Gain on investment securities	(5,638)	—
Gain on derivative instruments, net	(273)	(824)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,487	1,305
Loss on extinguishment and forgiveness of debt, net	—	70
Net direct financing lease adjustments	539	621
Straight-line rent, net of bad debt expense related to straight-line rent	(11,260)	(12,797)
Other adjustments, net	(488)	861
Proportionate share of adjustments for unconsolidated entities	(6)	(48)
Adjustment for Excluded Properties	40	(764)
Normalized EBITDA	$265,123	$273,345
Normalized EBITDA from continuing operations	$262,362	$265,204
Normalized EBITDA from discontinued operations	$2,761	$8,141

VEREIT, INC.
CONSOLIDATED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended March 31,
	2018	2017
Net income	$32,537	$14,790
Dividends on non-convertible preferred stock	(17,973)	(17,973)
Gain on disposition of real estate assets and interests in unconsolidated joint ventures, net	(18,036)	(12,481)
Depreciation and amortization of real estate assets	165,182	178,295
Impairment of real estate	6,036	6,725
Proportionate share of adjustments for unconsolidated entities	446	709
FFO attributable to common stockholders and limited partners	$168,192	$170,065
FFO attributable to common stockholders and limited partners from continuing operations	164,691	167,210
FFO attributable to common stockholders and limited partners from discontinued operations	3,501	2,855

Weighted-average shares outstanding - basic	972,663,193	973,849,610
Limited Partner OP Units and effect of dilutive securities	24,110,249	24,402,139
Weighted-average shares outstanding - diluted	996,773,442	998,251,749

FFO attributable to common stockholders and limited partners per diluted share	$0.169	$0.170
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.165	$0.167
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$0.004	$0.003

VEREIT, INC.
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended March 31,
	2018	2017
FFO attributable to common stockholders and limited partners	$168,192	$170,065

Acquisition-related expenses	777	617
Litigation, merger and other non-routine costs, net of insurance recoveries	21,086	12,875
Loss on disposition of discontinued operations	2,009	—
Gain on investments	(5,638)	—
Gain on derivative instruments, net	(273)	(824)
Amortization of premiums and discounts on debt and investments, net	(606)	(847)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,487	1,305
Net direct financing lease adjustments	539	621
Amortization and write-off of deferred financing costs	5,875	6,347
Amortization of management contracts	—	4,146
Deferred other tax (benefit) expense	(1,855)	1,649
Loss on extinguishment and forgiveness of debt, net	—	70
Straight-line rent, net of bad debt expense related to straight-line rent	(11,260)	(12,797)
Equity-based compensation expense	2,774	3,111
Other adjustments, net	514	634
Proportionate share of adjustments for unconsolidated entities	12	55
Adjustment for Excluded Properties	423	294
AFFO attributable to common stockholders and limited partners	$184,056	$187,321
AFFO attributable to common stockholders and limited partners from continuing operations	180,854	177,230
AFFO attributable to common stockholders and limited partners from discontinued operations	3,202	10,091

Weighted-average shares outstanding - basic	972,663,193	973,849,610
Limited Partner OP Units and effect of dilutive securities	24,110,249	24,402,139
Weighted-average shares outstanding - diluted	996,773,442	998,251,749

AFFO attributable to common stockholders and limited partners per diluted share	$0.185	$0.188
AFFO attributable to common stockholder and limited partners from continuing operations per diluted share	$0.182	$0.178
AFFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$0.003	$0.010

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
March 31, 2018
Interest expense - as reported	$(70,425)
Less Adjustments:
Amortization of deferred financing costs and other non-cash charges	(5,927)
Amortization of net premiums	626
Interest Expense, Excluding Non-Cash Amortization - Excluded Properties	(383)
Interest Expense, Excluding Non-Cash Amortization	$(64,741)

	Three Months Ended
	March 31, 2018
Interest Expense, Excluding Non-Cash Amortization	$64,741
Secured debt principal amortization	2,676
Dividends attributable to preferred shares	17,973
Total fixed charges	85,390
Normalized EBITDA	265,123
Fixed Charge Coverage Ratio	3.10	x

	March 31, 2018
Adjusted Debt Outstanding	$6,022,255
Less: cash and cash equivalents	28,435
Net Debt	5,993,820
Normalized EBITDA annualized	1,060,492
Net Debt to Normalized EBITDA Annualized Ratio	5.65	x

Net Debt	$5,993,820
Gross Real Estate Investments	15,509,117
Net Debt Leverage Ratio	38.6%

Unencumbered Gross Real Estate Investments	$11,325,512
Gross Real Estate Investments	15,509,117
Unencumbered asset ratio	73.0%

March 31, 2018
Mortgage notes payable and other debt, net	$2,078,593
Corporate bonds, net	2,822,830
Convertible debt, net	987,071
Credit facility, net	120,000
Total debt - as reported	6,008,494
Adjustments:
Deferred financing costs, net	44,969
Net premiums	(15,008)
Debt Outstanding	6,038,455
Debt Outstanding - Excluded Properties	(16,200)
Adjusted Debt Outstanding	$6,022,255